FOURTH AMENDMENT TO
                        TERM LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this "Agreement") is dated as of September 28, 2001 and entered into by and among LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI" ), and VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR"), as joint and several obligors (each of LVSI and VCR, a "Borrower" and, collectively, the "Borrowers"), GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the "Administrative Agent") for the financial institutions party to the Original Equipment Loan Agreement hereinafter referred to, and the financial institutions listed on the signature pages hereto and executing a counterpart hereof, and is made with reference to the Term Loan and Security Agreement, dated as of December 22, 1997, by and among the Borrowers, the financial institutions parties thereto (collectively, the "Lenders"), the Administrative Agent and BancBoston Leasing Inc., as co-agent, as amended by a Limited Waiver and First Amendment to Term Loan and Security Agreement, dated as of November 12, 1999, a Limited Waiver and Second Amendment to Term Loan and Security Agreement, dated as of June 13, 2000, and a Limited Waiver, Consent and Third Amendment to Term Loan and Security Agreement, dated as of June 29, 2001, among LVSI, VCR, the Administrative Agent and certain of the Lenders (as so amended, the "Original Equipment Loan Agreement"). Capitalized terms used herein which are defined in the Original Equipment Loan Agreement and are not otherwise defined herein are used herein with the meanings ascribed to them in the Original Equipment Loan Agreement.

     WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to enter into this Agreement to make certain amendments to the terms and provisions of the Original Equipment Loan Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS
---------------------

     Subject to the terms and conditions set forth herein, the Administrative Agent, the Requisite Lenders, and the Borrowers hereby agree to the following amendments to the Original Equipment Loan Agreement:

     (A) Section 1.11(c) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(c) In the event that any Conforming Adelson L/C Draw Event shall have occurred, the Administrative Agent may direct the Conforming Adelson L/C Drawing Agent to draw down on each outstanding Conforming Adelson L/C in its entirety. In such event, the Administrative Agent shall apply all proceeds of each such drawing which are received by the Administrative Agent from the Conforming Adelson L/C Drawing Agent to the immediate prepayment of the Obligations, such prepayment to be applied in each case in the manner specified in sections 1.13(b) and (c). For the avoidance of doubt, (i) a Conforming Adelson L/C Draw Event shall be in addition to an Event of Default described in section 8.1, (ii) the Administrative Agent shall not be required to exercise any rights or remedies under section 8 in order to direct the Conforming Adelson L/C Drawing Agent to draw on the Conforming Adelson L/Cs and (iii) any drawing on a Conforming Adelson L/C shall not be deemed to be a waiver of any Event of Default. Notwithstanding the foregoing, at the request of Borrowers, the Administrative Agent shall instruct the Conforming Adelson L/C Drawing Agent to release to the Borrowers any Conforming Adelson L/C in the possession of such Drawing Agent provided that each of the following conditions shall have been satisfied: (i) no Conforming Adelson L/C Draw Event shall have occurred,
     (ii) the Borrowers shall at such time be in compliance with section 6.9 and shall have been in compliance therewith for the preceding four consecutive calendar quarters (without giving effect to any such Conforming Adelson L/C), (iii) no Event of Default or Default shall have occurred and (iv) since the last day of the immediately preceding calendar year no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect, it being understood that for these purposes the application of the covenant values set forth in subsections (a), (b), (c) and (d) of section 6.9 of this Agreement as in effect from and after September 28, 2001 to Fiscal Quarters preceding the Fiscal Quarter ending on September 30, 2001 shall be limited to the determination of whether the condition set forth in clause (ii) of this sentence has been met, except in the case of multiple Fiscal Quarter periods ending on or after September 30, 2001, in which case the covenant values set forth in such subsections
     (a), (b), (c) and (d) shall be deemed to have been in effect throughout such multiple Fiscal Quarter period."

     (B) The first sentence of section 1.20(a) of the Original Equipment Loan Agreement is hereby amended by inserting therein, after the phrase "or any of the other Financing Agreements," the phrase "or any amendment to or restatement of any of the foregoing,".

     (C) The parenthetical phrase contained in Section 1.20(c) of the Original Equipment Loan Agreement is hereby amended to read as follows: "(as of September 28, 2001)".

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


     (D) Section 3.9(b) of the Original Equipment Loan Agreement is hereby amended to read as follows:

                  "(b) As of September 28, 2001, none of LVSI, VCR, Grand Canal Shops Mall Holding Company, LLC, Lido Casino Resort Holding Company, LLC, Grand Canal Shops Mall MM, Inc., Lido Casino Resort MM, Inc., the Mall Construction Subsidiary, Grand Canal Shops Mall, LLC and Lido Casino Resort, LLC has any direct Subsidiaries or directly owns the whole or any part of the issued share capital or other direct ownership of any company, corporation or other Person other than the Excepted Entities specified with respect to each in this section 3.9(b), all of which Excepted Entities are wholly-owned Subsidiaries. For purposes of this Agreement, the "Excepted Entities" consist of (i) in the case of
         LVSI: VCR, Lido Casino Resort MM, Inc., Grand Canal Shops Mall MM, Inc. and Venetian Marketing, Inc., (ii) in the case of VCR: Mall Intermediate Holding Company, LLC, Lido Intermediate Holding Company, LLC, the Mall Construction Subsidiary and LVSI Asset Protection, LLC,
         (iii) in the case of Mall Intermediate Holding Company, LLC and Lido Intermediate Holding Company, LLC: Grand Canal Shops Holding Company, LLC and Lido Casino Resort Holding Company, LLC, respectively, (iv) in the case of Grand Canal Shops Mall Holding Company, LLC and Lido Casino Resort Holding Company, LLC,: Grand Canal Shops Mall, LLC and Lido Casino Resort, LLC, respectively, (v) in the case of Grand Canal Shops Mall, LLC: Grand Canal Shops Mall Subsidiary, LLC and (vi) in the case of Grand Canal Shops Mall MM, Inc.: Grand Canal Shops Mall MM Subsidiary, Inc.. As of September 28, 2001, there are no Excepted Entities in the case of any of the Mall Construction Subsidiary, Lido Casino Resort, LLC, or Lido Casino Resort MM, Inc. All of the corporations and limited liability companies referred to in this section 3.9(b) are organized and subsist under the laws of the State of Delaware (Nevada, in the case of LVSI, VCR, Lido Casino Resort, LLC, Grand Canal Shops Mall MM, Inc., Lido Casino Resort MM, Inc., Grand Canal Shops Mall MM Subsidiary, Inc., Venetian Marketing, Inc. and LVSI Asset Protection, LLC). Each Borrower shall promptly inform the Administrative Agent of any change hereafter occurring in the state of facts represented in this section 3.9(b)."

     (E) Subsections (i) through (iii), inclusive of section 3.18 of the Original Equipment Loan Agreement are hereby amended to read as follows:

          "(i) none of the Borrowers and their Subsidiaries nor any of their respective Facilities or operations relating to the Site or the Project or the Phase I-A Project are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, Environmental Claim, or Hazardous Materials Activity;

          (ii) none of the Borrowers and their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9604) or any comparable state law;

          (iii) there are not and to the Borrowers' knowledge have not been, any conditions, occurrences or Hazardous Materials Activities on the Site or any other Facility relating to the Project or the Phase I-A Project which could reasonably be expected to form the basis of an Environmental Claim against any of the Borrowers or their Subsidiaries, and, without limitation upon the generality of the foregoing, there are no underground tanks present on the Site or any other Facility (including without limitation any Facility related to the Phase I-A Project)".

     (F) The Original Equipment Loan Agreement is hereby supplemented by adding immediately following section 3.33 thereof a new section 3.34 to read as follows:

          "3.34  Status  of  Certain  Agreements,  etc.  Except  as set forth in
     Schedule 3.34 (with reference to the applicable subclause of this sentence in each case), (i) there have been no Liens created or contemplated by the Cooperation Agreement other than those created or contemplated by such agreement as in effect on December 22, 1997, (ii) there have been no Liens created under the HVAC Services Agreement other than those created or contemplated by such agreement as in effect on December 22, 1997, (iii) neither Borrower is a party to any employment agreement or option plan or agreement pursuant to which either Borrower may repurchase or redeem employee options or stock other than employment agreements and stock option plans or agreements as in effect on December 22, 1997 and except for employment agreements and option plans and agreements entered into after September 28, 2001 with the prior approval of the Administrative Agent not to be unreasonably withheld, and (iv) there have been no amendments, supplements or modifications to documents evidencing Other Indebtedness as in effect on December 22, 1997 nor any additional documents entered into after December 22, 1997 pursuant to which any Other Indebtedness has been or may hereafter be incurred."

     (G) Subsection (3) of section 4.1(x) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(3) Any (i) fact, circumstance, condition or occurrence at, on or arising from the Site, the Project or the Phase I-A Project that results in noncompliance with any Environmental Law which noncompliance has resulted or could reasonably be expected to result in a Material Adverse Effect, and
     (ii) pending, or to either the Borrower's knowledge threatened, Environmental Claim against any of the Borrowers, the Construction Manager and any contractor arising in connection with their occupying or conducting operations on or at the Project or the Site or at the Phase I-A Project, which could reasonably be expected to have a Material Adverse Effect;".

     (H) Subsection 5 of section 4.1(x) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(5) any proposed material change in the nature or scope of the Project or the Phase I-A Project or the businesses or operations of either of the Borrowers;".

     (I) Section 6.1 of the Original Equipment Loan Agreement is hereby amended by deleting the word "and" at the end of subsection (s) thereof, by deleting subsection (t) thereof, and by adding in the place of such deleted subsection
(t) the following additional subsections:

          "(t) the Borrowers may incur Liens permitted under section 6.5, provided that any leases, other than the Phase I-A Lease and the Phase II Lease (whether or not such leases constitute Permitted Liens), shall be permitted only to the extent provided in clause (g) of this section 6.1 and the last sentence of this section 6.1;

          "(u) the Borrowers and their Subsidiaries may enter into the Phase I-A Lease, provided that in no event shall any of the Collateral be physically located on the premises covered by such Lease;

          "(v) the Borrowers and their Subsidiaries may enter into the Phase II Lease, provided that in no event shall any of the Collateral be physically located on the premises covered by such Lease;

          "(w) the Borrowers and their Subsidiaries may (i) form the Phase I-A Subsidiary, (ii) make investments in the Phase I-A Subsidiary to service the Phase I-A Subsidiary Non-Recourse Loan and to make any lease payments or other payments that may be required under any of (I) the Phase I-A Lease, (II) the Cooperation Agreement or (III) any other agreement entered into by the Phase I-A Subsidiary with the approval of the Administrative Agent not to be unreasonably withheld;

          "(x) the Borrowers may (i) create one or more subsidiaries for the purpose of establishing foreign or domestic offices for marketing or to otherwise further the business of the Borrowers as described in section
     6.17 hereof and at their election the Borrowers may, immediately after such creation, designate any one or more of such Subsidiaries to be an Excluded Subsidiary and (ii) make investments in amounts not to exceed in the aggregate $10,000,000 with respect to all of such Subsidiaries and Excluded Subsidiaries referred to in clause (i);

          "(y) the Borrowers and their Subsidiaries may sell to the HVAC Provider any heating, ventilation, air conditioning and similar property, with a fair market value not to exceed $2,500,000 in the aggregate with respect to all of such sales, pursuant to documents approved by the Administrative Agent such approval not to be unreasonably withheld; and

          "(z) the Borrowers may make the transfers contemplated by section 6.2(k) and may transfer to the Phase II Manager a 1% managing membership interest in each of the Phase II Subsidiary and Phase II Direct Holdings."

     (J) The last sentence of Section 6.1 of the Original Equipment Loan Agreement is hereby amended to read as follows:

     "Notwithstanding the foregoing provisions of this section 6.1, clauses (g) and (as they relate to leases) (t) shall be subject to the additional provisos that: (i) no Event of Default or Default would occur as a result of entering into such transaction or lease (or immediately after any renewal or extension thereof at the option of the Borrowers or one of their Subsidiaries), (ii) such transaction or lease will not materially interfere with, impair or detract from the operation of the businesses of the Borrowers and their Subsidiaries, (iii) such transaction or lease is at a fair market rent or value (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to the Borrowers and their Subsidiaries in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions or shopping venues and (iv) no gaming or casino operations (other than the operation of arcades and games for children) may be conducted on any space that is subject to such transaction or lease other than by one or more of the Borrowers."

     (K) Subsection (k) of Section 6.2 of the Original Equipment Loan Agreement is hereby redesignated as subsection (m) thereof and, immediately preceding such

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

subsection (m) as so redesignated, the following new subsections (k) and (l) are hereby added to such Section 6.2:

          "(k) the Borrowers may (a) form the Phase I-A Subsidiary, (b) enter into the Phase I-A Lease and (c) make Investments in the Phase I-A Subsidiary to service the Phase I-A Subsidiary Non-Recourse Loan and to make any lease payments or other payments that may be required under (I) the Phase I-A Lease, (II) the Cooperation Agreement or (III) any other agreement entered into by the Phase I-A Subsidiary with the approval of the Administrative Agent not to be unreasonably withheld;"

          "(l) the Borrowers may (I) create one or more Subsidiaries for the purpose of establishing foreign or domestic offices for marketing or to otherwise further the business of the Borrowers as described in Section
     6.17 hereof and at their election the Borrowers may designate any one or more of such Subsidiaries to be an Excluded Subsidiary or Excluded Subsidiaries and (II) make Investments therein in amounts not to exceed in the aggregate $10,000,000 with respect to all of such Subsidiaries and Excluded Subsidiaries referred to in clause (I);".

     (L) Section 6.3(d) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(d) either Borrower may become and remain liable with respect to Indebtedness to the other Borrower or any of its Subsidiaries, and any Subsidiary of the Borrowers may become and remain liable with respect to Indebtedness to the Borrowers or any other Subsidiary of Borrowers; provided that (i) all such intercompany Indebtedness shall be evidenced by promissory notes, (ii) all such intercompany Indebtedness owed by the Borrowers to any of their Subsidiaries shall be fully subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (iii) any payment by any Subsidiary of the Borrowers under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to the Borrowers or to any of their Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of and other Investments in any Subsidiaries described in section 6.2(l) hereof shall not exceed $10,000,000 at any time outstanding;".

     (M) Section 6.3(g) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(g) The Borrowers and their Subsidiaries may become and remain liable for Indebtedness under the Phase I-A Equipment Loan Agreement in principal amounts not to exceed at any one time outstanding in the aggregate $35,000,000;".

     (N) Section 6.3(h) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(h) the Borrowers and their Subsidiaries may become and remain liable for Non-Recourse Financing, other than Alternate Vendor Financing, used to finance the purchase or lease of personal or real property for use in the business of a Borrower or one of its Subsidiaries, provided that (i) such Non-Recourse Financing represents at least 75% of the purchase price of such personal or real property and (ii) the Indebtedness incurred pursuant to this section 6.3(h) shall not exceed $50,000,000 at any time outstanding in the aggregate;".

     (O) Section 6.3(k) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(k) the Borrowers may become and remain liable for Indebtedness to employees of the Borrowers ("Employee Repurchase Notes") incurred in connection with any repurchase of employee options or stock upon death, disability, termination or exercise of any redemption or put of such option or stock of such employee in accordance with employment agreements or option plans or agreements as in effect on September 28, 2001 ("Permitted Employee Repurchases"), provided that such Indebtedness shall be unsecured and subordinated on terms not less favorable to the Borrowers and the Lenders than the terms of the Subordinated Notes and shall expressly provide that payments thereon shall be required only to the extent permitted by section 6.8(a) hereof and not restricted by any other Financing Agreement;".

     (P) Section 6.4 of the Original Equipment Loan Agreement is hereby amended by deleting "and" at the end of subsection (t) thereof, by substituting "; and" for the period at the end of subsection (u) thereof and by adding after such subsection (u) the following additional subsection:

          "(v) the transactions contemplated by the Phase I-A Lease, the Phase II Lease and any other agreements, approved in each case by the Administrative Agent and the administrative agent with respect to the Lido Bank Credit Facility (including without limitation the agreement relating to the Phase I-A Non-Recourse Loan)."

     (Q) Section 6.5(a)(vi) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(vi)  Liens  securing  Indebtedness  permitted  under  clause  (h) of section 6.3, provided that such Liens shall attach only to the real or personal property purchased or leased with the proceeds of the Non-Recourse Financing referred to in such clause and to any proceeds of such property or Indebtedness and related collateral accounts in which such proceeds are held and either (i) in the case of the Phase I-A Non-Recourse Loan, the proceeds of such Non-Recourse Financing shall be paid by the Phase I-A Subsidiary to VCR as rent pursuant to the Phase I-A Lease within 180 days after the incurrence of such Indebtedness and (ii) in all other cases such property shall be leased or acquired within 180 days after the incurrence of such Indebtedness;".

     (R) Section 6.5(a) of the Original Equipment Loan Agreement is hereby amended by striking the word "and" at the end of clause (xii), by redesignating clause (xiii) thereof as clause (xiv) and by inserting immediately before such clause (xiv) as so redesignated the following new clause (xiii):

          "(xiii) Liens securing Indebtedness incurred under the Phase I-A Equipment Loan Agreement, provided that such Liens attach only to the furniture, furnishings, fixtures, equipment and other property acquired with the proceeds of such Indebtedness (or acquired with the proceeds of other Indebtedness which other Indebtedness is being refinanced with the Indebtedness incurred under the Phase I-A Equipment Loan Agreement) and to any proceeds of such acquired furniture, furnishings, fixtures, equipment and other property or to any proceeds of such Indebtedness incurred under the Phase I-A Equipment Loan Agreement or to any related collateral account, under the control of the lenders or an agent therefor, in which such proceeds are held, or both, but shall not in any event attach to any of the Collateral; and".

     (S) Section 6.5(c) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(c) No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or leases or to be sold pursuant to an executed agreement with respect to an Asset Sale and except as otherwise provided under the Phase I-A Equipment Loan Agreement, neither Borrower, nor any Subsidiary, shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than (w) as provided herein, (x) as set forth in the documents evidencing the Phase I-A Subsidiary Non-Recourse Loan and the Phase I-A Equipment Loan Agreement, (y) as set forth in the documents evidencing Other Indebtedness as in effect on the Closing Date including any refinancing thereof permitted hereunder, provided that the provisions regarding the creation or assumption of Liens is not less favorable to the applicable Borrower or Subsidiary or to the Lenders hereunder than those set forth in the documents evidencing the indebtedness being refinanced or (z) as required by applicable law or any applicable rule or order of any Gaming Authority."

     (T) Section 6.5(d) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(d) No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Except as provided in the documents evidencing the Phase I-A Subsidiary Non-Recourse Loan or in the Phase I-A Equipment Loan Agreement, the Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of their Subsidiaries to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by either Borrower or any other Subsidiary of a Borrower, (ii) repay or prepay any Indebtedness owed by any of such Subsidiaries to either or both of the Borrowers, (iii) make loans or advances to the Borrowers, or (iv) transfer any of its property or assets to either or both of the Borrowers other than (x) as provided herein or in the other Loan Documents, (y) as set forth in the documents evidencing Other Indebtedness as in effect on December 22, 1997, including any refinancing, renewal, replacement or substitution thereof permitted hereunder, provided, that the provisions regarding dividends, distributions, repayments of Indebtedness, loans and advances and transfers of assets are not less favorable to the applicable Borrower or Borrowers or Subsidiary or Subsidiaries or to the Lenders hereunder than those set forth in the documents evidencing the Indebtedness being refinanced, renewed, replaced or substituted for or (z) as required by applicable law or any applicable rule or order of the Nevada Gaming Authority."

     (U) Sections 6.8(b) and (c) of the Original Equipment Loan Agreement are hereby amended to read as follows:

          "(b) LVSI may make cash distributions in respect of its common stock to, or repurchase common stock of LVSI from, senior managers or officers of LVSI who may become holders of LVSI common stock as a result of the exercise of stock options, in the aggregate amount of $8,000,000 per year with respect to all of such cash distributions and purchase prices of common stock repurchases, provided that nothing in this section 6.8(b) shall be deemed to permit cash distributions or payments to any one or more of (i) Sheldon G. Adelson; (ii) Dr. Miriam Adelson; (iii) any sibling of either of the foregoing; (iv) any issue of any one or more of the individuals referenced in the preceding clauses (i) through (iii); and (v) the spouse or issue of the spouse of one or more of the individuals referenced in the preceding clauses (i) through (iv);".

          "(c) LVSI may exchange those shares of the capital stock of LVSI presently held by Sheldon G. Adelson which were issued to and acquired by him upon the conversion of the $15,000,000 aggregate principal amount of indebtedness incurred under the permission contained in section 6.3(q) of this Agreement (as in effect on January 1, 1998) for a preferred membership interest in VCR having a fair valuation of up to $15,000,000;".

     (V) Section 6.9 of the Original Equipment Loan Agreement is hereby amended and restated in its entirety to read as follows:

          "6.9 Financial Covenants. The Borrowers shall not breach or fail to comply with any of the following covenants, each of which shall be calculated in accordance with GAAP consistently applied (and based upon the financial statements delivered hereunder):

               (a) Minimum Fixed Charge Coverage Ratio. The Borrowers shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period (or for any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date ) ending on any Quarterly Date set forth below to be less than the ratio set forth opposite that Fiscal Quarter in the following table:



                                                Minimum
                                                Fixed Charge
Quarterly Dates                                 Coverage Ratio
=============================================   =========================
December 31, 1999,  March 31, 2000, June 30,    1.05:1
2000 and September 30, 2000

December 31, 2000,  March 31, 2001, June 30,    1.05:1
2001 and September 30, 2001

December  31,  2001 and the last day of each    1.10:1
calendar quarter thereafter



               (b) Maximum Leverage Ratio. The Borrowers shall not permit the ratio (the "Leverage Ratio") of (i) Consolidated Total Debt as of such Quarterly Date to (ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on any Quarterly Date set forth below (or for any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date) to exceed the ratio set forth opposite such Quarterly Date in the following table; provided that for purposes of calculating Consolidated Adjusted EBITDA pursuant to this subsection 6.9(b) for any period ending prior to the first anniversary of the Completion Date which is less than four Fiscal Quarters, Consolidated Adjusted EBITDA shall be calculated on an annualized basis:


                                                Maximum
Quarterly Date(s)                               Leverage Ratio
===========================================     ============================
December  31, 1999,  March 31, 2000,  June      4.75:1
30, 2000,  September  30,  2000,  December
31, 2000 and March 31, 2001

June 30, 2001                                   4.50:1

September 30, 2001,  December 31, 2001 and      6.00:1
March 31, 2002

June 30, 2002                                   5.50:1

September 30, 2002                              5.00:1

December  31,  2002  and the  last  day of      4.90:1
each calendar quarter thereafter


               (c) Minimum Consolidated Adjusted EBITDA. The Borrowers shall not permit Consolidated Adjusted EBITDA for any four Fiscal Quarter period (or, in the case of any Quarterly Date prior to September 30, 2000, the period from October 1, 1999 to such date) ending on any Quarterly Date set forth below to be less than the correlative amount indicated in the table set forth below, provided that for purposes of calculating Consolidated Adjusted EBITDA pursuant to this subsection 6.9(c) for the first, second, third and fourth Quarterly Dates, if the period tested is less than one, two, three or four full Fiscal Quarters, respectively, Consolidated Adjusted EBITDA shall be multiplied by a fraction of the numerator of which is 90, 182, 273 and 365, respectively, and the denominator of which is the number of days elapsed in the relevant test period:




                                                  Minimum Consolidated
            Quarterly Date(s)                     Adjusted EBITDA
            --------------------------------      --------------------
            December 31, 1999                     $ 30,000,000
            March 31, 2000                        $ 75,000,000
            June 30, 2000                         $100,000,000
            September 30, 2000                    $150,000,000
            December 31, 2000                     $155,000,000
            March 31, 2001 and June 30, 2001      $160,000,000
            September 30, 2001                    $145,000,000
            December 31, 2001                     $150,000,000
            March 31, 2002                        $155,000,000
            June 30, 2002                         $160,000,000
            September 30, 2002                    $165,000,000
            December 31, 2002                     $170,000,000
            March 2003, and the last
            day of  each  calendar
            quarter thereafter                    $180,000,000


               (d) Minimum Consolidated Net Worth. The Borrowers shall not permit Consolidated Net Worth at any Quarterly Date to be less than $120,000,000 plus an amount equal to the sum of 85% of Consolidated Net Income for all periods from the Closing Date through such Quarterly Date (net of all net losses for the Borrowers and their Subsidiaries on a consolidated basis for the same period).

               (e) Consolidated Capital Expenditures. The Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any four Fiscal Quarter period indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such four Fiscal Quarter period; provided that the Maximum Consolidated Capital Expenditures Amount for any four Fiscal Quarters shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous four Fiscal Quarter period over the actual amount of Consolidated Capital Expenditures for such previous four Fiscal Quarter period:


         Four Fiscal Quarter                     Maximum
         Period Ending with the                  Consolidated Capital
         Fiscal Quarter Ending                   Expenditures Amount
         ---------------------                   -------------------
         December 31, 1999                       $15,000,000
         March 31, 2000                          $15,000,000
         June 30, 2000                           $15,000,000
         September 30, 2000                      $15,000,000
         December 31, 2000                       $25,000,000
         March 31, 2001                          $25,000,000
         June 30, 2001                           $25,000,000
         September 30, 2001                      $33,000,000
         December 31, 2001                       $33,000,000
         March 31, 2002                          $33,000,000
         June 30, 2002                           $33,000,000
         September 30, 2002                      $33,000,000
         December 31, 2002                       $33,000,000
         March 31, 2003                          $33,000,000
         June 30, 2003                           $33,000,000
         September 30, 2003                      $33,000,000
         December 31, 2003                       $33,000,000
         March 31, 2004                          $33,000,000
         June 30, 2004                           $33,000,000
         September 30, 2004                      $33,000,000


               and provided, further, that (i) the aggregate amount of construction costs expended by the Borrowers on the Guggenheim Project shall not exceed $38,000,000, and (ii) the aggregate amount of construction costs expended by the Borrowers on the construction of the Phase I-A Tower, including the expansion of the parking garage referred to in the definition of the term "Phase I-A Tower" (excluding any costs associated with the construction of the HVAC Component and incurred pursuant to any HVAC Services Agreements), shall not exceed $30,000,000, except that upon the execution by all parties thereto of the Lido Bank Credit Agreement, the HVAC Services Agreement (as it relates to the Phase I-A Tower) and the Phase I-A Equipment Loan Agreement and with the consent of Lenders holding in the aggregate at least 66-2/3% of the aggregate principal amount of the Loans then outstanding such $30,000,000 amount shall be increased to $250,000,000."

     (W) Section 6.10 of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "6.10 Sale and Leasebacks. The Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired,
     (i) which the Borrowers or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrowers or any of their Subsidiaries intend to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrowers or any of their Subsidiaries to any Person in connection with such lease, except that the Borrowers and their
     Subsidiaries may enter into sale-leaseback transactions, in no event encumbering or otherwise involving any of the Collateral, in connection with any Non-Recourse Financing permitted under section 6.3(h) or any financing permitted under section 6.3(l) to the extent that the assets subject to such sale-leaseback are acquired contemporaneously with, or within 180 days prior to, such Non-Recourse Financing or such other financings and with the proceeds thereof and neither Borrower nor any of its Subsidiaries theretofore held any interest in such assets and except that (a) VCR may enter into the Phase II Lease with the Phase II Subsidiary and (b) the Borrowers and their Subsidiaries may enter into the Phase I-A Lease, provided that all other applicable terms and conditions with respect to such leases set forth in this Agreement are satisfied.

     (X) Section 6.16 of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "6.16 Disposal of Subsidiary Stock. The Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of VCR or any of the Subsidiaries of the Borrowers, except (a) to qualify directors if required by applicable law,
     (b) to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License and (c) in the case of the issuance by VCR to Sheldon G. Adelson or an Affiliate of Sheldon G. Adelson of a preferred membership interest in VCR so long as no dividends payable in cash, property or senior securities may be paid (provided, however, that such dividends may be paid through either (i) accretion or (ii) additional preferred membership interests), and no liquidation preference payments may be made, on such preferred membership interest in VCR while any Indebtedness under this Agreement is outstanding."

     (Y) Section 6.17 of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "6.17 Conduct of Business. The Borrowers shall not, and shall not permit any of their Subsidiaries to, engage in any business other than (a) in the case of LVSI, the casino gaming, hotel, retail and entertainment mall and resort business and any activity or business incidental, directly related or similar thereto (including operating the conference center and meeting facilities), or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Borrowers and their Subsidiaries, including without limitation participating in the Joint Venture Suppliers and the ownership of the Mall Manager, the Phase II Manager and VCR, (b) in the case of VCR and its Subsidiaries (other than those listed in clause (c) below), (i) the development, construction and operation of the Project, the Phase I-A Project and the Guggenheim Projects, (ii) the casino gaming, hotel, retail and entertainment mall and resort business (including operating a conference center and meeting facilities) at the Project, the Phase I-A Project and the Guggenheim
     Projects and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated at the Project by the Borrowers and their Subsidiaries, including without limitation the creation of the Phase I-A Subsidiary and the Phase I-A Project and participating in the Joint Venture Suppliers, and (iii) the ownership of equity interests in Subsidiaries, including the Intermediate Holding Companies and (c) in the case of the Intermediate Holding Companies, the ownership of equity interests in Mall Direct Holdings and Phase II Direct Holdings and the delivery of guarantees in favor of the lenders under the Bank Credit Agreement and the Mortgage Note Holders and the holders of the Subordinate Notes. The Borrowers shall not permit the Excluded Subsidiaries specified below to engage in any business other than (A) in the case of the Mall Manager and the Phase II Manager, ownership of 1% managing membership interests in the Mall Subsidiary and Mall Direct Holdings and in Phase II Direct Holdings and Phase II Subsidiary, respectively, (B) in the case of the New Mall Subsidiary, ownership of the Mall and other matters reasonably incidental thereto, (C) in the case of Mall Direct Holdings and Phase II Direct Holdings, ownership of equity interests in the Mall Subsidiary and the Phase II Subsidiary, respectively, (D) in the case of the Mall Subsidiary, ownership of equity interests in the New Mall Subsidiary, (E) in the case of the Mall Manager, ownership of equity interests in the New Mall Manager and (F) in the case of the New Mall Manager, ownership of a 1% managing membership interest in the New Mall Subsidiary."

     (Z) Section 6.18 of the Original Equipment Loan Agreement is hereby amended by adding at the end thereof the following additional subsection:

          "(f) Consent to Certain Agreements. Notwithstanding the provisions of sections 6.18(a), (b) and (c), on or after September 28, 2001 the Lender Parties hereby consent to the execution, delivery and performance of (i) the HVAC Services Agreements, (ii) the Phase I-A Equipment Loan Agreement in accordance with the terms set forth in the term sheet attached hereto as Exhibit F, (iii) the Phase I-A Lease and (iv) the Phase II Lease, each in form reasonably satisfactory to the Administrative Agent."

     (AA) Section 6.27 of the Original Equipment Loan Agreement is hereby amended to read in full as follows:

          "6.27 [Intentionally omitted]."

     (BB) Section 8.1(y) of the Original Equipment Loan Agreement is hereby amended to read as follows:

          "(y) Except as may be released as permitted  under section 1.11(c) and
     Section 5 of the Fourth Amendment to this Agreement, any Conforming Adelson L/C shall cease to be in full force and effect at any time prior to twenty-four (24) months from and after the date of its delivery to the Administrative Agent other than following a drawing in full by the Drawing Agent or, if permitted under the definition of Conforming Adelson L/C Draw Event, the replacement of such Conforming Adelson L/C with a cash equity contribution in the Borrowers in the amount of the Conforming Adelson L/C; and".

     (CC) Section 8.1 of the Original Equipment Loan Agreement is hereby supplemented by adding thereto at the end thereof the following subsections:

          "(z) A default shall have occurred, and shall have continued unremedied past the expiration of any grace periods applicable thereto, under the Phase II Lease as a result of which such lease shall expire or be terminated or cancelled prior to the stated expiration date therefor."

     (DD) Section 9.2(a) of the Original Equipment Loan Agreement is hereby amended by adding thereto at the end thereof the following additional sentence:

     "Each of the Lenders hereby authorizes the Administrative Agent to enter into an amendment of the Conforming Adelson L/C Drawing Agreement, in form satisfactory to the Administrative Agent, pursuant to which the Conforming Adelson Drawing Agent would be required to release any Conforming Adelson L/C held by such Drawing Agent upon the satisfaction of all of the following conditions: (i) no Conforming Adelson Drawing Event (as such term was defined in this Agreement as in effect on September 13, 2001) shall have occurred, (ii) the Borrowers shall at such time be in compliance with each of the covenants set forth in subsections (a), (b), (c) and (d) of section 6.9 of this Agreement and such compliance shall have been had (without giving effect to any such Conforming Adelson L/C) with all of such covenants for the preceding four consecutive Fiscal Quarters, (iii) no Event of Default or Default shall have occurred and (iv) since December 31, 2000, no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect, it being understood that for these purposes the application of the covenant values set forth in subsections (a), (b), (c) and (d) of section 6.9 of this Agreement as in effect from and after September 28, 2001 to Fiscal Quarters preceding the Fiscal Quarter ending on September 30, 2001 shall be limited to the determination of whether the condition set forth in clause (ii) of this sentence has been met, except in the case of multiple Fiscal Quarter periods ending on or after September 30, 2001, in which case the covenant values set forth in such subsections (a), (b), (c) and (d) shall be deemed to have been in effect throughout such multiple Fiscal Quarter period."

     (EE) The last sentence of Section 9.2(d) of the Original Equipment Loan Agreement is hereby amended to read as follows:

     "Each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of lending, finance, financial advisory or other business with the Borrowers or any of their Affiliates (including without limitation the Phase I-A Equipment Loan Agreement and the transactions contemplated thereby), the Borrowers and any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Lenders."

     (FF) Section 11.18 of the Original Equipment Loan Agreement is hereby amended by adding thereto at the end thereof the following sentence:

     "For the avoidance of doubt, the Lenders acknowledge that the notification and application requirements of clauses (i) and (ii) of the first sentence of this section 11.18 shall apply in the event of receipts of payments and reductions of proportions of the aggregate amount of principal, interest, fees and other amounts then due and owing to a Lender which are greater than the Aggregate Amounts Due to such Lender at the time of such receipt or reduction and shall not apply to any such receipt or reduction by or in favor of any Lender of any amounts due and owing to such Lender at the time under section 1.6(b) or (c) or which are, as a result of any amendment heretofore or hereafter made to this Agreement affecting the timing of payments and the rate and amount of interest, fees and other amounts payable, disproportionate in relation to the aggregate amounts owed (but not necessarily then due and payable) to the other Lenders, so long as such receipt or reduction is not disproportionate in relation to the Aggregate Amounts Due at that time to that Lender and the other Lenders."

     (GG) The Original Equipment Loan Agreement is hereby amended by adding thereto at the end thereof the following additional section 11.22:

          11.22 Restriction on Indebtedness to Sheldon G. Adelson. Each of the Borrowers agrees, and agrees to furnish an undertaking of Sheldon G. Adelson whereby he shall also agree for the benefit of the Lender Parties, that the Borrowers shall not, and shall nor permit any of their Subsidiaries to, incur any Indebtedness owed to Sheldon G. Adelson or any Affiliate of his which is not a Borrower or a Subsidiary thereof except upon terms and conditions (including subordination provisions) that are in form and substance satisfactory to the Administrative Agent and Mr. Adelson. The foregoing restriction shall not apply to any Indebtedness of the Borrowers or any of their Subsidiaries (i) existing on September 28, 2001 and held on September 28, 2001 by a person or persons who are not Affiliates of Sheldon G. Adelson, (ii) which was incurred in connection with this Agreement, the Phase I-A Equipment Loan Agreement or the Bank Credit Agreement, or in connection with any financing of the HVAC Component or similar equipment or property, (iii) incurred under the Phase I-A

     Subsidiary Non-Recourse Loan, (iv) incurred under the Completion Guaranty Loan or (v) incurred under any Employee Repurchase Notes. In the undertaking of Sheldon G. Adelson referred to above, Mr. Adelson shall acknowledge that the execution, delivery and performance of this Agreement (including the Fourth Amendment thereto dated as of September 28, 2001) shall not alter, modify or otherwise affect in any manner the subordination provisions applicable to any Indebtedness in respect of the Completion Guaranty Loan. Nothing in this Section 11.22 shall in any way modify any provision of section 6.8 hereof."

     (HH) The definition of "Conforming Adelson L/C Draw Event" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          "`Conforming Adelson L/C Draw Event' shall mean, during the time that the Conforming Adelson L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) (i) set forth in Section 8.1(a) hereof (failure to make payments when due), (ii) set forth in Section 8.1(d) hereof (default under Other Indebtedness or Contingent Obligations), (iii) set forth in
     Section 8.1(g) hereof (involuntary bankruptcy; appointment of receiver, etc.) or Section 8.1(h) hereof (voluntary bankruptcy, appointment of receiver, etc.), (iv) set forth in Section 8.1(l) hereof (default under or termination of Operative Documents), and (v) resulting from a breach of any of the covenants set forth in Section 6.9 hereof (financial covenants); (b) a draw on the Conforming Adelson L/C by or on behalf of the Bank Agent; (c) if such Conforming Adelson L/C has a maturity of less than twenty-four (24) months, either (x) Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer will not renew the Conforming Adelson L/C or (y) the date that is five days prior to the expiration of the Conforming Adelson L/C if the Administrative Agent has
     not received evidence of the renewal thereof, provided that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if (1) the failure to obtain the renewal of such Conforming Adelson L/C was not caused by Sheldon G. Adelson or his Affiliates and Sheldon G. Adelson and/or his Affiliates have made reasonable efforts to obtain the renewal thereof, and (2) Sheldon G. Adelson or his Affiliates substitute cash equity in the Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five (5) days prior to the expiration thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA); or (d) the Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer intends to revoke, terminate or cancel the Conforming Adelson L/C, provided further that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if Sheldon G. Adelson or his Affiliates (but not a Borrower or any Subsidiary thereof) substitute cash equity investments in the Borrowers, in an amount equal to the face amount of the Conforming Adelson L/C, in lieu of the Conforming Adelson L/C on or before the date that is five (5) days prior to the revocation, termination or cancellation thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA)."

     (II) The definition of "Conforming Adelson L/C Drawing Agreement set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows: `"Conforming Adelson L/C Drawing Agreement' shall mean the Conforming Adelson L/C Drawing Agreement, dated as of September 28, 2001, among the Conforming Adelson L/C Drawing Agent, the Administrative Agent and the Bank Agent, in substantially the form of Exhibit E attached hereto, pursuant to which drawings, if any, on the Conforming Adelson L/Cs shall be made and the proceeds thereof distributed ratably to the Lenders and the Bank Lenders."

     (JJ) The definition of "Consolidated Adjusted EBITDA" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Adjusted EBITDA' shall mean, for any period, the sum of the amounts for such period of (I) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provision for taxes based on income to the extent deducted in calculating Consolidated Net Income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income (including without limitation any reductions to Consolidated Net Income as a result of minority or preferred equity interests in VCR) less other non-cash items increasing Consolidated Net Income, all of the foregoing in conformity with GAAP. Any cash equity contributions made by Sheldon G. Adelson or any of his Affiliates (other than one of the Borrowers or a Subsidiary of a Borrower) to the Borrowers and/or the face amount of any Conforming Adelson L/C delivered to the Conforming Adelson L/C Drawing Agent for the benefit of the Lenders and the Bank Lenders during any quarter and during a period of fifteen (15) days following the last day of such quarter, in an aggregate amount for such cash equity contributions and face amounts of Conforming Adelson L/Cs not to exceed $15,000,000 per quarter, may at the written election of the Borrowers be included in Consolidated Adjusted
     EBITDA for such quarter for all purposes hereunder, provided that the Borrowers may not include such cash equity contributions or the face amount of the Conforming Adelson L/C, or any combination thereof, in Consolidated Adjusted EBITDA (a) if any Conforming Adelson L/C Draw Event or any Event of Default or Default has occurred and is continuing at the time such cash contribution is made or such Conforming Adelson L/C is provided to the Conforming Adelson L/C Drawing Agent or (b) in any event, after two consecutive quarters unless, following any exercise of such election to include any such cash equity contributions and/or face amount of any Conforming Adelson L/C in Consolidated Adjusted EBITDA, the Borrowers have thereafter been in compliance with section 6.9(c) on a rolling four quarter basis on any test date occurring after such election (without giving effect to any previous cash contributions or Conforming Adelson L/Cs)."

     (KK) The definition of "Consolidated Capital Expenditures" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Capital Expenditures' shall mean, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrowers) by the Borrowers and their Subsidiaries during that period which expenditures, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrowers and (ii) to the extent not covered by clause (i) of this definition, any expenditures by the Borrowers (excluding any Subsidiaries of the Borrowers) during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of the Borrowers or either of them, provided, however, that, without limiting the second proviso contained in section 6.9(e), any expenditures related to the construction of the Phase I-A Project or the Guggenheim Projects shall be excluded from such definition."

     (LL) The definition of "Consolidated Fixed Charges" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Fixed Charges' shall mean, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled repayments of principal on Indebtedness (other than repayment of the `Revolving Loan' on the `Revolving Loan Commitment Termination Date' and the payment of the `Term Loans' on March 31, 2003, as such terms are defined in section 1.1 of the Bank Credit Agreement, (iii) any amounts distributed by the Borrowers for tax payments in accordance with section 6.8(g) with respect to such period and (without duplication) provisions for taxes based on income payable by the Borrowers to any governmental Authority, (iv) Consolidated Rental Payments, and (v) Consolidated Capital Expenditures, all of the foregoing as determined on a consolidated basis for the Borrowers and their Subsidiaries in conformity with GAAP."

     (MM) The definition of "Consolidated Interest Expense" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Interest Expense' shall mean, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Borrowers and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrowers, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, (x) any amounts referred to in section 1.8 payable to the Lender Parties on or before the Closing Date, (y) any fees and expenses payable to the Bank Agent and the Arranger (as defined in the Bank Credit Agreement in connection with the 2001 Bank Credit Agreement prior to the date on which the 2001 Bank Credit Agreement is executed and delivered and all conditions to the effectiveness thereof set forth in section 4.1 thereof shall have been satisfied or waived by the Bank Agent and (z) any fees and expenses payable to the Lender Parties in connection with this Agreement prior to September 28, 2001."

     (NN) The definition of "Consolidated Net Income" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Net Income' shall mean, for any period, the net income (or loss) of the Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of a Borrower) in which any other Person (other than a Borrower or any of its Subsidiaries), has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrowers or any of their Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with the Borrowers or that Person's assets are acquired by the Borrowers, (iii) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan and (iv) (to the extent not included in clauses
     (i), (ii) and (iii) above) any net extra-ordinary gains or net non-cash extraordinary losses including without limitation any refinancing costs or charges.

     (OO) The definition of "Consolidated Rental Payments" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Consolidated Rental Payments' shall mean, for any period, the aggregate amount of all rents paid or payable by the Borrowers and their Subsidiaries on a consolidated basis (excluding any Excluded Subsidiaries) during that period under all Capital Leases to which either Borrower or any Subsidiary of a Borrower is a party as lessee. Notwithstanding the foregoing, payments under HVAC Services Agreements and the Phase II Lease shall not be included in Consolidated Rental Payments."

     (PP) The definition of "Cooperation Agreement" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Cooperation Agreement' shall mean the Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of November 14, 1997 and as amended by an agreement dated December 20, 1999, by and between LVSI, VCR, New Mall Subsidiary (successor in interest to the Mall Construction Subsidiary), the Phase II Subsidiary and Interface."

     (QQ) The definition of "Excluded Subsidiary" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"Excluded Subsidiary' shall mean any Person excluded from the definition of Subsidiary by virtue of the last sentence of such definition set forth in this Annex A (including without limitation the New Mall Subsidiary, the Mall Subsidiary, the Phase II Subsidiary, Mall Direct Holdings, Phase II Direct Holdings, the Mall Manager, the New Mall Manager, the Phase II Manager and any other person designated as an Excluded Subsidiary pursuant to section 6.2(l) hereof)."

     (RR) The definition of "GAAP" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"GAAP' means generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances at the time of determination, provided, however, that from and after September 28, 2001 the term "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on September 28, 2001 as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of September 28, 2001. In the event of any change in any of such principles, opinions, pronouncements or statements after September 28, 2001, all financial statements required by this Agreement thereafter to be presented in accordance with GAAP shall be presented in a comparative manner which identifies, to the reasonable satisfaction of the Administrative Agent, the effects of any such change or changes occurring after September 28, 2001 (it being understood, however, that for all purposes of this Agreement "GAAP" shall be calculated in accordance with the first sentence of this definition)."

     (SS) The definition of "HVAC Component" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"HVAC Component' shall mean, collectively,  (I) the Central Plant and
     (ii)  the  Other   Facilities,   each  as  defined  in  the  HVAC  Services
     Agreements."

     (TT) The definition of "HVAC Provider" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended and restated to read as follows:

          `"HVAC Provider' shall mean Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company), or its permitted successors under the HVAC Services Agreements."

     (UU) The definition of "HVAC Services Agreements" set forth in Annex A to the Original Equipment Loan Agreement is hereby deleted and is replaced with the following definition of "HVAC Services Agreements":

          `"HVAC Services Agreements' shall mean, collectively, (i) the Energy Services Agreement, dated as of November 14, 1997, between VCR and the HVAC Provider, (ii) the HVAC Ground Lease, (iii) the Construction Agency Agreement, (iv) the Energy Services Agreement and (v) all other agreements between the HVAC Provider and the Borrowers or their Subsidiaries (and any amendments of any agreements described in clause (i), (ii), (iii), or (iv) above), as approved by the Administrative Agent in its sole discretion."

     (VV) The definition of "Indebtedness" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended by adding thereto at the end thereof the following additional sentence:

     "Obligations under the HVAC Services Agreements, the Phase I-A Lease and the Phase II Lease shall be treated as service contracts or operating leases and not as Indebtedness."

     (WW) Clauses (xv) and (xix) in the definition of "Permitted Liens" set forth in Annex A to the Original Equipment Loan Agreement are hereby amended and restated to read, respectively, as follows:

               "(xv) Easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title or Liens created under the HVAC Services Agreements;" and

               "(xix) [Intentionally omitted]."

     (XX) The last sentence in the definition of "Subsidiary" set forth in Annex A to the Original Equipment Loan Agreement is hereby amended to read as follows:

     "Notwithstanding the foregoing, any Subsidiary described in section 6.2(l) that the Borrowers elect to designate as an Excluded Subsidiary, the Mall Subsidiary, the New Mall Subsidiary, the Phase II Subsidiary, the Phase II Manager, Phase II Direct Holdings, the Mall Manager, the New Mall Manager and Mall Direct Holdings and their respective Subsidiaries shall not constitute Subsidiaries under this Agreement or any other Loan Document except for purposes of section 3 (representations and warranties ) (other that section 3.7) and section 6.1 (as specified therein) and for purposes of any definitions as used in section 3 or section 4.1."

     (YY) Annex A to the Original Equipment Loan Agreement is hereby amended to add each of the following definitions (in each case in the appropriate alphabetical order):

          "`Guggenheim Projects' shall mean (a) the proposed Guggenheim Las Vegas Exhibit Hall to be constructed adjacent to the Project and (b) the proposed exhibition space to be constructed within the hotel to display artwork from the Guggenheim Museum and the State Hermitage Museum."

          "`Lido Bank Credit Agreement' shall mean a credit agreement among the Phase II Subsidiary, The Bank of Nova Scotia and the other lenders party thereto from time to time, providing for loans and other extensions of credit comprising the Lido Bank Credit Facility in accordance with the terms specified in the term sheet attached hereto as Exhibit G and in a form reasonably satisfactory to the Administrative Agent."

          "`Lido Bank Credit Facility' shall mean the credit facilities in an aggregate principal amount of $80,000,000 provided under the Lido Bank Credit Agreement to provide financing or funds for, among other things, (a) construction of a conference center to be built on the Phase II Land and
     (b) the Phase I-A Subsidiary Non-Recourse Loan, the proceeds of which will be used to prepay rent owed to VCR under the Phase I-A Lease, and thereafter applied by VCR to finance the construction of the Phase I-A Tower."

          "`Phase I-A Equipment Loan Agreement' shall mean a term loan and security agreement which may be entered into among the Borrowers, the lenders specified therein and General Electric Capital Corporation and GMAC Commercial Mortgage Corporation, as co-agents, providing for loans and other extensions of credit in principal amounts not to exceed in the aggregate $35,000,000 the proceeds of which are to be used to finance the acquisition, or to refinance other Indebtedness previously incurred to finance the acquisition, of furniture, furnishings, fixtures, equipment and other personal property to be used in connection with, inter alia, the Phase I-A Project."

          "`Phase I-A Lease' shall mean the Lease Agreement to be entered into between VCR and the Phase I-A Subsidiary."

          "`Phase I-A Project' shall mean the construction of the Phase I-A Tower."

          "`Phase I-A Subsidiary' shall mean Venetian Phase I-A Tower, LLC, a limited liability company to be organized under the laws of Nevada."

          "`Phase I-A Subsidiary Non-Recourse Loan' shall mean the non-recourse loan made by Phase II Subsidiary to the Phase I-A Subsidiary with proceeds from the Lido Bank Credit Facility, on terms reasonably satisfactory to the Administrative Agent."

          "`Phase I-A Tower' shall mean the approximately 1,000 room hotel expansion to be constructed by VCR on the parking garage of the Project, together with an expansion of such parking garage, which expansions shall in all respects be of a first class character and in conformity with a standard of quality at least as high as that of the Project as of September 28, 2001."

          "`Phase II Lease' shall mean the lease to be entered into between the Phase II Subsidiary, as lessor, and VCR, as lessee, covering the Phase II Land and the conference center to be constructed thereon."

     (ZZ) Schedule 3.1(d) to the Original Equipment Loan Agreement is hereby amended to read as set forth in Annex A hereto.

     (AAA) Schedule 3.31 to the Original Equipment Loan Agreement is hereby amended to read as set forth in Annex B hereto.

     (BBB) The Original Equipment Loan Agreement is hereby supplemented by adding thereto as Schedule 3.34 the schedule attached hereto as Annex C.

     (CCC) Exhibit E to the Original Equipment Loan Agreement is hereby amended and restated to read in full as set forth in Annex G hereto.

     (DDD) The Original Equipment Loan Agreement is hereby supplemented by adding thereto as Exhibit F the form of term sheet (relating to, inter alia, the proposed Phase I-A Equipment Loan Agreement) attached hereto as Annex D.

     (EEE) The Original Equipment Loan Agreement is hereby supplemented by adding thereto as Exhibit G the form of term sheet (relating to, inter alia, the Lido Bank Credit Agreement) attached hereto as Annex E.

Section 2. REPRESENTATIONS AND WARRANTIES OF BORROWERS
------------------------------------------------------

     To induce the Lenders to enter into this Agreement, each of VCR and LVSI represents and warrants to each Lender Party that the following statements are true, correct and complete as of the date hereof and will be true, correct and complete as of the date the conditions set forth in section 3 are satisfied:

     (A) Each of VCR and LVSI has all requisite power and authority to enter into this Agreement, to carry out the transactions contemplated hereby and to perform its obligations hereunder.

     (B) The execution and delivery of this Agreement by VCR and LVSI and the performance by them of their obligations hereunder have been duly authorized by all necessary limited liability company and corporate action on the part of VCR and LVSI.

     (C) The execution and delivery by VCR and LVSI of this Agreement and the performance by VCR and LVSI of their obligations hereunder do not and will not
(i) violate any provision of law or any governmental rule or regulation applicable to the Project or to VCR or LVSI or any of their Subsidiaries, the organizational documents of VCR or LVSI or any of their Affiliates, or any order, judgment or decree of any court or other agency of government binding on VCR or LVSI or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Material Contract of VCR or LVSI or any of their Affiliates, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of VCR or LVSI or any of their Subsidiaries, or (iv) require any approval of stockholders as such or any approval or consent of any Person under any Material Contract of VCR or LVSI or any of their Subsidiaries.

     (D) The execution and delivery by VCR and LVSI of this Agreement and the performance by VCR and LVSI of their obligations under this Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action on the part of, any federal, state or other governmental authority or regulatory body.

     (E) This Agreement has been duly executed and delivered by VCR and LVSI and constitutes the legal, valid and binding obligation of VCR and LVSI, enforceable against VCR and LVSI in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by equitable principles relating to enforceability.

     (F) The representations and warranties contained in section 3 of the Equipment Loan Agreement are and will be true, correct and complete in all material respects both on and as of the date hereof and on the date the conditions in section 3 hereof are satisfied, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 3. CONDITIONS TO EFFECTIVENESS
--------------------------------------

     Notwithstanding any of the provisions of this Agreement to the contrary, this Agreement shall become effective only upon satisfaction of each of the following conditions precedent:

     (A) The Administrative Agent shall have received a fully executed counterpart of the Amended and Restated Credit Agreement, dated as of September 17, 2001 (the "Credit Agreement Amendment"), by and among LVSI, VCR, the financial institutions parties thereto as lenders, The Bank of Nova Scotia as Lead Arranger and as Administrative Agent, and, for the limited purposes specified therein, Sheldon G. Adelson, being entered into contemporaneously herewith to amend and restate the Bank Credit Agreement, such Credit Agreement to be in substantially the form of Annex F hereto;

     (B) The  Borrowers  shall have paid to the  Lenders  the fee  described  in section 4 below;

     (C) The Administrative Agent shall have received original signed counterparts of written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrowers, and of Lionel Sawyer & Collins, special Nevada counsel to the Borrowers, each dated the date hereof, addressed to each of the Lender Parties and otherwise in form and substance reasonably acceptable to the Administrative Agent, concerning such matters of law as the Lender Parties may reasonably request;

     (D) The Administrative Agent shall have received a certificate, duly executed by the Secretary or an Assistant Secretary of LVSI setting forth or attaching copies of resolutions duly adopted by the board of directors of LVSI authorizing the execution and delivery of this Agreement by LVSI both in its own right and as Managing Member of VCR and setting forth the names and specimen signatures of the officer or officers of LVSI authorized by such board to execute and deliver on behalf of LVSI both in its own right and as Managing Member of VCR this Agreement and the other documents and instruments to be executed and delivered hereunder, upon which certificate each of the Lender Parties may rely until it has received a further certificate of the Secretary or an Assistant Secretary of LVSI amending such certificate and setting forth the new names and signatures of the applicable officer or officers;

     (E) The  representations  and  warranties  of the  Borrowers  contained  in section 2 of this Agreement shall be true, correct and complete in all material respects on and as of the date hereof and on the date the conditions set forth in this section 3 are satisfied in full; on and as of both such dates there shall not have occurred and then be continuing any Event of Default or any Default; since January 1, 2001 there shall not have occurred any Material
Adverse Effect; and the Administrative Agent shall have received an Officers' Certificate, dated the date on which such conditions are so satisfied, to the foregoing effects; and

     (F) The Administrative Agent shall have received written confirmation from the Bank Agent to the effect that by reason of the execution and delivery of this Agreement the automatic amendment referred to in section 10.24 of the Bank Credit Agreement has not taken and will not take place.

Section 4. FEE
--------------

     Prior to the effectiveness of this Agreement, the Borrowers shall jointly pay to each Lender signing a counterpart of this Agreement, for such Lender's own account, a one-time non-refundable fee in the amount of 0.50% of the outstanding principal balance of the Basic Loan of such Lender as of the date hereof. The fee referred to in the preceding sentence shall be due and payable on the date of the execution and delivery of this Agreement.

Section 5. CONSENT TO AMENDMENTS OF BANK CREDIT AGREEMENT AND CONFORMING ADELSON L/C DRAWING AGREEMENT
--------------------------------------------------------------------------------

     On the terms and conditions set forth herein, each of the Lenders and the Administrative Agent hereby consents to the execution, delivery and performance of the Credit Agreement Amendment. Each of the Lenders hereby consents to and authorizes the execution and delivery by the Administrative Agent of and the performance by it of its obligations under the Conforming Adelson L/C Drawing Agreement, dated as of September 28, 2001, in substantially the form of Annex G hereto to amend and, as amended, restate in full the Conforming Adelson L/C Drawing Agreement, dated as of June 14, 2001, among the same parties, and, upon the execution and delivery of such Conforming Adelson L/C Drawing Agreement, to direct the Drawing Agent thereunder to release the Conforming Adelson L/C presently held by such Drawing Agent thereunder.

Section 6. ACKNOWLEDGEMENT REGARDING FEES AND EXPENSES
------------------------------------------------------

     The Borrowers hereby acknowledge that all reasonable costs, fees and expenses incurred by the Lenders and their respective counsel with respect to this Agreement and the documents and transactions contemplated hereby shall be for the account of the Borrowers and hereby agree that all such amounts, and any other amounts due and owing to such parties at that time, shall be promptly paid.

Section 7. GOVERNING LAW
------------------------

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 8. COUNTERPARTS AND EFFECTIVENESS
-----------------------------------------

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart, so that all signature pages are physically attached to the same document. This Agreement shall become effective (subject to section 3 hereof) upon the execution of a counterpart hereof by the Requisite Lenders and each of the other parties hereto and the receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof. Thenceforth, references herein to the "Equipment Loan Agreement" and references in the Original Equipment Loan Agreement to "this Agreement," "hereof," "hereto" and terms of similar import shall in each case be deemed to refer to the Original Equipment Loan Agreement as hereby amended. Except as specifically amended by this Amendment, the Original Equipment Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Original Equipment Loan Agreement or any of the other Loan Documents.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                    LAS VEGAS SANDS, INC.



                                    By:  /s/David Friedman
                                        -----------------------------------
                                        Name:   David Friedman
                                        Title:  Secretary



                                    VENETIAN CASINO RESORT, LLC
                                    By:   Las Vegas Sands, Inc.,
                                          as Managing Member



                                    By: /s/David Friedman
                                        -----------------------------------
                                        Name:   David Friedman
                                        Title:  Secretary



                                    GMAC COMMERCIAL MORTGAGE
                                    CORPORATION, as a Lender



                                    By: /s/John Hopkins
                                        -----------------------------------
                                        Name:   John Hopkins
                                        Title:  Vice President



                                    FLEET CAPITAL CORPORATION,
                                    as a Lender and as Co-Agent



                                    By:  /s/Roberto J. Calvo
                                        -----------------------------------
                                        Name:   Roberto J. Calvo
                                        Title:  Assistant Vice President

                  [SIGNATURES CONCLUDED ON THE FOLLOWING PAGE]

                            GENERAL ELECTRIC CAPITAL
                            CORPORATION, as a Lender and
                            as Administrative Agent



                                    By: /s/Ann Nagele
                                        -----------------------------------
                                        Name:   Ann Nagele
                                        Title:  Vice President - Risk Manager

                                     ANNEX A


                                 Schedule 3.1(d)


                         Equity Rights in the Borrowers


                                    [to come]

                                     ANNEX B

                                  Schedule 3.31

                       Summary of Construction Litigation

                                    [to come]

                                     ANNEX C

                                  Schedule 3.34

                     Status of Certain Agreements and Events

                                    [to come]

                                     ANNEX D

       Form of Term Sheet Pertaining to Phase I-A Equipment Loan Agreement

                                    [to come]

                                     ANNEX E

           Form of Term Sheet Pertaining to Lido Bank Credit Agreement

                                    [to come]

                                     ANNEX F

               Form of Amended and Restated Bank Credit Agreement

                                    [to come]

                                     ANNEX G

      Form of amended and restated Conforming Adelson L/C Drawing Agreement

                                    [to come]